Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--91 (California Insured, New Jersey Intermediate and New York Insured Trusts): Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-59029 of our opinion dated August 8, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 16, 2000